CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Washtenaw Group, Inc. on Form S-8 of our report dated February 13, 2004 appearing in the Annual Report on Form 10-K of The Washtenaw Group, Inc. for the year ended December 31, 2003.


                              /s/ CROWE CHIZEK AND COMPANY LLC

                              Crowe Chizek and Company LLC
Grand Rapids, Michigan
June 28, 2004